MANAGEMENT AND LEASING AGREEMENT


      THIS AGREEMENT is made as of October 10, 1996, between 1290 PARTNERS, L.P., a Delaware limited partnership, having an office at c/o Victor Capital Group, L.P., 885 Third Avenue, New York, New York 10022 ("Owner"), and TISHMAN SPEYER PROPERTIES, L.P., a New York limited partnership, having an office at 520 Madison Avenue, New York, New York 10022 ("Manager" or "Agent").

                             PRELIMINARY STATEMENT

      Owner owns fee title to the improved real property commonly referred to as 237 Park Avenue, New York, New York.

      Owner desires to engage Agent to manage and lease space at the Property (as defined below), and Agent desires to accept the engagement, in accordance with the terms of this Agreement.

      Therefore, in consideration of the mutual agreements contained in this Agreement, Owner and Agent agree as follows:

                                   ARTICLE 1

                          DEFINITIONS, INTERPRETATION

      1. Definitions. The following terms have the following meanings throughout this Agreement:

      "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the first Person.

      "Annual Budget" means an annual budget, prepared by Agent and acceptable to Owner, containing on a month-by-month basis (a) the projected capital improvements which will be made to the Property in a given Fiscal Year, and (b) the projected operating income and operating expenses of the Property for a given Fiscal Year, which budget has been approved pursuant to the provisions of
Section 3.1 (b) of this Agreement.

      "Claim" means any claim, damage, loss, liability, obligation, demand, defense, judgment, suit, proceeding, disbursement or expense (including reasonable attorneys' fees or expenses as incurred).


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      "Emergency Expense" means any expense which, in Agent's reasonable discretion, is necessary to (a) protect the health, safety or welfare of any Person in the immediate vicinity of the Property, (b) prevent immediate damage or loss to the Property, (c) avoid the suspension of any necessary service in or to the Property, or (d) avoid criminal or civil liability on the part of Owner or Agent.

      "Fiscal Year" means the twelve-month period commencing on January 1st and ending on December 31st.

      "Fixed Rent" means the fixed annual rent payable by a tenant under a Lease for the initial, renewal or extension Lease term (as appropriate) excluding (a) all electrical and other utility charges, (b) any share of increases in taxes or payments in lieu of taxes (whether or not Owner is obligated to make payments of real estate taxes or is excused from making payments pursuant to an exemption or an abatement in whole or in part), wage rates, operating expenses or cost of living or other similar increases, whether actual, estimated or otherwise, which the tenant is required to pay under the Lease, (c) any amounts specifically identified as payable for cleaning, heat, water, air conditioning or other services, (d) all other items of additional rent, (e) any increases in the annual fixed rent not expressly provided for in the Lease and agreed to after the execution of the Lease, and (f) any consideration received by Owner from the tenant under the Lease for consenting to an assignment or sublease, or for accepting a surrender or other termination or cancellation, voluntary or otherwise; and less any amounts paid by Owner for tenant improvements, tenant allowances, decorations or installations or other tenant inducements costing, on a per rentable square foot basis, in excess of an amount to be agreed upon in each Annual Budget, which excess amount shall be amortized over the Lease term with interest at the Interest Rate. Any rent abatements and so-called "free rent" and "take-over costs" will be amortized over the Lease term and an equal portion deducted from Fixed Rent for each Lease year. If the Lease provides for
(i) increases in the fixed annual rent based upon increases in the cost of living index, porters' wages, operating costs or similar indices or formulas not capable of precise mathematical determination at the time the Lease is executed, or (ii) adjustments based upon fair market rental value, then such increase and adjustments will not be considered in computing Fixed Rent; however, if the annual rent at the commencement of a renewal or extension term, or pursuant to an option covering additional space, is to be fixed based upon a fair market rental value determination, then the fixed annual rent as so determined will constitute Fixed Rent for purposes of computing any Leasing Commission payable in connection therewith and any payment of the Leasing Commission due thereon will be postponed until such determination is made.

      "Governmental Authority" means the United States of America, the State, the county or city of New York, the Borough of Manhattan or any agency, department, commission, board or instrumentality of any of them.


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      "Gross Revenue" means all (a) rent, additional rent and other charges and revenues collected under the Leases or in connection with the Property, (b) amounts collected from all licensees, concessionaires, and similar users of any portion of the Property (including all amounts collected from vending machines and coin-operated telephones) at the Property, and (c) proceeds of rental value insurance or business interruption insurance to the extent paid to Owner in lieu of any amounts provided for in clauses (a)-(b) above. Gross Revenue will not include any (i) charges to tenants for above-standard tenant work, (ii) tenant security deposits (except to the extent applied toward the payment of rent, additional rent or other charges due under the Leases), (iii) interest on any funds received in connection with the operation of the Property, (iv) insurance proceeds (except as provided for in clause (c) above) or condemnation awards,
(v) amounts received on account of any abatement, reduction or refund of property taxes, (vi) discounts or dividends on insurance policies, (vii) sums collected through litigation (other than for nonpayment of rent, additional rent or other charges due under the Leases), (viii) proceeds from the sale or refinancing of the Property or any portion thereof or interest therein, (ix) capital contributions to Owner by, or loans to Owner by, partners of Owner whether or not held by Agent, or (x) amounts received as payments under loans made to tenants prior to the date hereof (clauses (i)-(x), collectively, "Excluded Proceeds"); provided that amounts received as payments under loans made to tenants after the date hereof shall be included in "Gross Revenue". The proceeds from any buy-out of all or a portion of the remaining term of a Lease, or from any damage claims against a tenant for lost rent shall be amortized over the remaining term of the subject Lease and included in the "Gross Revenue" of Owner in equal monthly installments until the earlier of (i) re-occupancy of the subject tenant space or (ii) expiration of the term of the subject Lease.

      "Insurance Requirements" means orders of any Board of Fire Underwriters or similar body, or any notice of non-compliance from Owner's insurance carriers, which comes to Agent's attention.

      "Interest Rate" means the annual fluctuating rate equal to two percent (2%) above the rate of interest announced publicly by Citibank, N.A. in New York, New York as its base rate (or the rate equivalent to its base rate).

      "Lease" means any lease, sublease, license or other concession or other occupancy agreement for space at the Property and any amendment or supplement thereto.

      "Leasing Commission" means a leasing commission calculated in accordance with and paid at the times and in the manner specified in Article 8, Section
11.5 and Exhibit "E".

      "Leasing Guidelines" means leasing guidelines for the Property for a given Fiscal Year, prepared by Agent and acceptable to Owner, containing (a) proposed leasing

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activities for the Property for the ensuing Fiscal Year, and (b) a schedule of acceptable economic terms with respect to Leases being offered to prospective tenants of the Property and renewals or extensions of existing Leases (including any rent abatements, so-called "free rent" and "take-over costs", construction allowances and similar items).

      "Legal Requirements" means any law, ordinance, order, rule or regulation of a Governmental Authority which pertains to the Property, Owner or Agent (as managing or leasing agent of the Property).

      "Management Fee" means an amount equal to one and one half percent (1.5%) of Gross Revenue, per year, which amount will be payable monthly in accordance with Article 6.

      "Marketing Plan" means a written plan, prepared by Agent and acceptable to Owner, for the leasing and marketing of the Property, as provided in Sections
3.15 and 7.2.

      "Non-Discretionary Expense" means any expense which, in Agent's reasonable discretion, is necessary to (a) comply with any Legal Requirement relating to the Property, (b) comply with any of Owner's obligations as landlord under any Lease, (c) comply with any of Owner's other contractual obligations under agreements approved by Owner or entered into by Agent on behalf of Owner pursuant to this Agreement, (d) fulfill Owner's real estate tax obligations, (e) maintain insurance for the Property in accordance with the terms of this Agreement or (f) pay utility bills for the Property.

      "Nyprop, L.L.C." means Nyprop, L.L.C., a Delaware limited liability company in which no less than 50% of the membership interests are owned directly or indirectly by Agent and/or its Affiliates.

      "Operating Account" means an account at a financial institution selected by Owner entitled "Tishman Speyer Properties, L.P., as Agent on behalf of 237 Park Partners, L.P.--Operating Account", which account will bear interest.

      "Outside Broker" means a real estate broker other than Agent assisting with leasing efforts at the Property. The parties do not contemplate any Outside Brokers being utilized except in connection with the representation of prospective tenants.

      "Outside Broker's Commission Agreement" means a commission agreement between Owner and an Outside Broker.


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      "Person" means a natural person, corporation, partnership, limited liability company, trust, joint venture, unincorporated association, Governmental Authority or other entity.

      "Property" means the improved real property commonly referred to as 237 Park Avenue, located at 237 Park Avenue, New York, New York and includes all easements, licenses, grants, permits, franchises, privileges, appurtenances and other rights pertaining thereto.

      "Security Deposit Account" means an account at a financial institution selected by Owner entitled "Tishman Speyer Properties, L.P. Special Account on behalf of Tenants at 237 Park Avenue, New York, New York," which account will bear interest for the benefit of the tenants if and to the extent required by the Leases or by applicable Legal Requirements.

      "State" means the State of New York.

      2.    Interpretation.

            (a) The singular includes the plural and the plural includes the singular.

            (b) The word "or" is not exclusive and the word "including" is not limiting.

            (c) References to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation.

            (d) References to an Article, Section or Exhibit mean an Article, Section or Exhibit contained in or attached to this Agreement.

            (e) The caption headings in this Agreement are for convenience and reference only and do not define, modify or describe the scope or intent of any of the terms of this Agreement.

            (f) This Agreement will be interpreted and enforced in accordance with its provisions and without the aid of any custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provisions in question.



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                                   ARTICLE 2

                         APPOINTMENT, OTHER ACTIVITIES

      1. Appointment. Owner hereby engages Manager to manage and operate the Property and authorizes Manager to exercise, upon all the terms and conditions hereof, such powers as may be necessary and appropriate for the management of the Property. Manager hereby accepts such engagement and agrees to perform all supervisory, management and leasing services and functions reasonably necessary or incidental to the leasing, management and operation of the Property. Agent has secured and will keep in effect during the term of this Agreement all necessary licenses, permits and authorizations to enable Agent to perform all of its obligations under this Agreement. As soon as practicable after the date hereof, Owner will (a) notify the tenants and other occupants of space at the Property and any Persons holding a mortgage on any portion of the Property and other signatories to the instruments referred to in Section 3.6 of the appointment of Agent as the exclusive managing and leasing agent of the Property and (b) instruct the tenants, occupants and mortgagees and such other signatories to direct all payments and notices under their respective agreements with Owner to Agent.

      2. No Liability for Past Acts or Omissions. Agent will not be liable for any act or omission of any Person (including Owner and any previous property manager or leasing agent) with respect to the Property for any period prior to the date of this Agreement.

      3. Other Activities. Owner understands that Agent and its Affiliates engage in various development, management, leasing and other real estate activities not related to the Property. Agent and its Affiliate have the right to engage in these activities (whether or not competitive to the Property) and to receive distributions and compensation with respect to these activities. Agent will act in good faith and deal fairly with Owner when engaging in the services described in this Agreement.


                                   ARTICLE 3

                          MANAGEMENT RESPONSIBILITIES

      1.    Submission of Budgets.

            (a) As soon as practicable but not later than forty-five (45) days after the date of this Agreement, Agent will prepare and submit to Owner for its consideration and approval the proposed Annual Budget for the remaining portion of the Fiscal Year in which this Agreement is executed and delivered. On or before December 1st of each year thereafter, Agent will prepare and submit to Owner for its

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



consideration and approval the proposed Annual Budget for the ensuing Fiscal Year. Prior to approval of the initial Annual Budget, Agent will operate in accordance with the Interim Budget attached as Exhibit A.

            (b) Agent will consult with Owner as to the assumptions used in preparing the proposed Annual Budget and will make all necessary revisions thereto. Owner will approve or disapprove the proposed Annual Budget (and revisions thereto) within thirty (30) days after submission by Agent. If Owner disapproves any portion of the proposed Annual Budget, then its disapproval will be accompanied by a description, in reasonable detail, of the specific objection(s). Agent will promptly revise the proposed Annual Budget in accordance with Owner's objection and resubmit the proposed Annual Budget to Owner. If Owner approves any portion of the proposed Annual Budget, then Owner will promptly communicate such partial approval to Agent. Owner will not unreasonably withhold or delay its approval to the proposed Annual Budget (or to any revision thereto).

            (c) Owner acknowledges that Agent has provided services prior to the date hereof in connection with the transition of ownership and management of the Property from Owner's and Agent's predecessor and has agreed to pay Agent $50,000 per month (prorated for any partial month) for such services for the period commencing August 1, 1996 and ending on the date of execution of this Agreement. Owner shall pay Agent such amount on the date of execution of this Agreement.

      2.    Adherence to Budgets.

            (a) Agent will use reasonable efforts to cause the actual costs of operating and maintaining the Property not to exceed the Annual Budget (either in total or in any line item). Agent will not, without Owner's prior approval, incur any operating expenses or make any capital expenditures in excess of (i) one hundred and ten percent (110%) of the amount set forth in any line item in the Annual Budget or (ii) one hundred and five percent (105%) of the total amount of the Annual Budget (each such excess, a "material variance" for purposes of this Agreement). To the extent ascertainable in advance, Agent shall notify Owner in advance of any projected material variance from the Annual Budget (either in total or in any line item). Agent shall not transfer any amounts from one expense line item to another (other than from any contingency item to a specific line item) without Owner's prior written consent.

            (b) If Owner fails to approve an Annual Budget (or any portion thereof) for a given Fiscal Year, then Agent will continue to operate under the most recent Annual Budget (including any partial approval of the then proposed Annual Budget), provided that Agent may incur non-budgeted Emergency Expenses and, subject to paragraph 3 below, Non-Discretionary Expenses.


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      3.    Emergency Expenses; Non-Discretionary Expenses. Agent may, at any
time, incur Emergency Expenses and, subject to the provisions of this paragraph, Non- Discretionary Expenses without Owner's prior approval. Agent will give Owner prompt notice of all Emergency Expenses incurred to the extent that the Emergency Expenses exceed or are not contemplated under the Annual Budget. Agent will give Owner reasonable notice of all Non-Discretionary Expenses to the extent that the Non- Discretionary Expenses would constitute a material variance prior to payments (in the case of items described in clauses (d), (e) and (f) of the definition of Non-Discretionary Expenses) and prior to incurrence (in the case of items described in clauses (a), (b) and (c) thereof). Agent will refrain from paying any such Non-Discretionary Expenses upon receipt of written notice from Owner.

      4. Operation, Maintenance and Repairs; Payments. Subject to the availability of funds therefor:

            (a) Agent will operate and maintain the Property in a manner commensurate with that of real properties of a size, character and quality comparable to the Property.

            (b) Agent will provide tenants with (i) the services expressly set forth in the Leases in existence as of the date of this Agreement, (ii) the services set forth in the Leases hereafter entered into by Owner, (iii) additional services customarily provided to tenants for additional charges to such tenants, and (iv) other services which Owner may approve from time to time.

            (c) Agent will cause all ordinary repairs and alterations to be made to the Property and its mechanical systems and equipment including, but not limited to, interior and exterior cleaning, plumbing, electrical, HVAC, carpentry and decorating, and such other normal maintenance and repair work as may reasonably be deemed desirable or necessary by Owner or Agent, subject only to the other limitations contained in this Agreement. Agent shall recommend to Owner the purchase and installation of items of new or replacement equipment when Agent believes such purchase to be necessary or desirable.

            (d) Agent will pay for the account of Owner, to the extent sufficient funds are available for such purpose from Gross Revenues or from other funds made available by Owner, and subject to the limitations in this Agreement, all costs incurred in operating, maintaining and repairing the Property, when such costs become due and payable, including, but not limited to: debt service under all mortgages and other payments due to Owner's mortgagees, as directed by Owner; water charges; sewer rents; assessments and all other charges and impositions payable with respect to the Property; all utility costs; labor and payroll for employees of the Property; and the cost of operations, maintenance, repairs and improvements to the Property. Notwithstanding any provision to the contrary in this Agreement, at no time shall it

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be the responsibility of Agent to advance money for payments of any obligations of Owner when funds are not available, but Agent agrees to advise Owner on a timely basis when funds are not available for said payments, or when Agent believes anticipated expenses will exceed available funds.

      5. Enforcement of Leases. Agent will take necessary actions to enforce the terms of the Leases and to collect all rent, additional rent and other charges due and payable thereunder. Owner authorizes Agent to (i) request, demand, collect and receive all rent, additional rent and other charges, and
(ii) subject to Owner's prior approval, settle or compromise the payment of such amounts. For individual settlements or compromises where the disputed amount is less than Fifty Thousand Dollars ($50,000), Agent need not obtain the prior approval of Owner, but will give Owner notice of the settlements or compromises. Agent will keep all tenants informed of all rules and regulations affecting the Property. Agent shall use reasonably diligent efforts to secure full compliance by the tenants with the terms and conditions of their respective Leases, and to this end, use reasonably diligent efforts to see that all tenants are informed with respect to such rules, regulations and notices as may be promulgated by Owner. Agent shall not knowingly take any action which would violate any tenant's Lease, and shall promptly deliver to Owner any notice of default received from a tenant and use reasonable efforts and due diligence to cure such default. Agent shall use reasonably diligent efforts to collect and shall receive for the account of Owner all rents, receipts, accounts, revenues and all other income from the Property including, with the prior written consent of Owner and using counsel selected by Agent (from a list of reputable law firms approved by Owner as provided in Section 5.3), instituting any and all legal actions or proceedings (in the name of Owner, if necessary or advisable) required for the collection of revenues from the Property or the ousting or dispossession of tenants or other persons therefrom.

      6. Compliance with Legal Requirements and Contracts. Agent will use its reasonable efforts to comply with and cause the Property to comply with all Legal Requirements and will obtain all necessary certificates of occupancy, licenses or operating permits for the operation of the Property. In addition, Agent will obtain, at Owner's sole cost and expense, any business license and/or operating permit which may be required for the operation of the Property. Agent shall, at its own expense, (i) maintain its corporate or partnership existence; and (ii) qualify to do business and maintain (or cause one or more of its employees to maintain) a real estate brokerage license in the State of New York. Agent will also use its reasonable efforts to comply with and cause the Property to comply with all terms and provisions of (i) any mortgage, deed of trust, security agreement or other agreement encumbering or affecting the Property or any personal property located at the Property, a copy of which is provided to Agent, (ii) any casualty insurance policy insuring Owner's interest in the Property or any personal property located at the Property, and (iii) any other relevant conditions or restrictions affecting the Property, in each case so long as Agent is aware of such terms and provisions. If Owner elects to contest compliance

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with any of the foregoing, Owner will notify Agent and Agent will participate in the contest to the extent reasonably requested by Owner. Owner will bear all costs of such compliance (or contest). Agent shall promptly furnish Owner with copies of all material notices which are sent by any mortgagee, space lessee, or ground lessee to Agent.

      7.    Books and Records.

            (a) Agent will maintain in a manner consistent with good accounting principals, practices and procedures, a system of books and records, in detail reasonably acceptable to Owner, for the Property. All books and records will be prepared on a Fiscal Year basis using the accrual method of accounting (unless Owner requests that the books and records be prepared on a cash basis). All books, records and supportive documentation will be maintained in a prudent manner at the Property or at such other place as Agent and Owner determine. All books, records and supportive documentation will be the sole property of Owner, and Agent shall, upon request of Owner, deliver any and all such documentation to Owner but Agent may retain copies to the extent Owner has not identified such material to Agent as constituting proprietary information.

            (b) Owner and its representatives will have the right, upon reasonable prior notice to Agent, to have access to (and audit) the books, records and supportive documentation of the Property during normal business hours during the term of this Agreement. Should the audit discover any error in record keeping, Agent will immediately correct such error.

            (c) Agent will use reasonable good faith efforts to keep all financial information concerning the Property confidential at all times during and after the term of this Agreement; and no such information shall be given to any third party (other than professional firms retained in accordance with this Agreement) without the prior written consent of Owner except as may be required by law or by legal proceedings.

      8. Reports and Statements. Agent will prepare and submit to Owner the following reports and statements, each of which will be in form and substance reasonably acceptable to Owner and Agent:

            (a) By the fifteenth (15th) business day of each calendar month, a tenant report setting forth (i) the amount of leased space and vacant space for the preceding calendar month, (ii) the amount of rent due and the status of payments as of the end of the preceding calendar month, and (iii) such other tenant related information as Owner reasonably requests.


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            (b)   Within a reasonable period of time after Owner's request, a tenant improvement budget setting forth in reasonable detail the estimated cost of making the tenant improvements and such related information as Owner reasonably requests.

            (c) By the fifteenth (15th) business day of each calendar month, an operating statement comparing the amount of actual expenses incurred with the amount set forth in the Annual Budget for the preceding month. The operating statement will be supported by the following documents:

                   (i)  a rent roll;

                  (ii) a cash disbursement journal and receipts reflecting the cut- off date used for the monthly statement;

                  (iii) a reconciliation of security deposit accounts, if any;

                  (iv) a computation of the management fee and the leasing commissions; and

                   (v) copies of bank statements for the period corresponding to the reconciliation.

            (d) By the forty-fifth (45th) day following the end of each calendar quarter (i) a summary variance report comparing actual results for the quarter and year to date with the Annual Budget, together with detailed explanation for material variances, and (ii) property level financial statements (unaudited) for the quarter and year to date, together with projections through the end of the Fiscal Year.

            (e) Within a reasonable period of time after Owner's request, a report setting forth in sufficient detail all information regarding the ownership and operation of the Property reasonably necessary for Owner to prepare its federal, state and local tax returns.

            (f) Agent will provide such other information or documents which Owner may reasonably request from time to time, within a reasonable period of time after Owner's request, to the extent that such information or documents are available without unreasonable effort or expense on behalf of Agent.

            (g) Agent shall furnish to Owner, on a timely basis following receipt by Agent, any and all notices materially affecting the Property including, without limitation, notices from any taxing or other governmental authority and notices of violations of law or municipal ordinances or orders issued by any governmental authority or by any Board of Fire Underwriters or other similar body. Agent shall obtain bills for real estate and personal taxes, improvement assessments and other like

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charges which are or may become liens against the Property and recommend payment or appeal thereof. Agent shall promptly forward such bills to Owner and shall ascertain and advise Owner of any penalties for late payment or discounts for early payment.

            (h) Agent shall promptly notify Owner of any known violation of any Legal Requirements or any Insurance Requirements; advise Owner of any areas known to Agent in which the Project does not fully comply with any such Legal Requirements and/or Insurance Requirements; and, unless expressly advised not to do so by Owner, do or cause to be done all such acts or things in or about the Property as shall be reasonably necessary or desirable to comply with any and all Legal or Insurance Requirements and to correct all violations thereof, and promptly furnish to Owner evidence satisfactory to Owner of such compliance and/or corrections.

      9.    Annual Audit; Tax Returns.

            (a) Agent will use reasonable efforts to have a nationally recognized certified public accounting firm (selected by Owner) audit the books and records of the Property. Agent will cause the accounting firm to deliver to Owner a copy of the accounting firm's opinion together with the related financial statements as soon as reasonably practicable after the close of the Fiscal Year, and Agent will require the accounting firm to deliver same not later than April 1 of the following Fiscal Year. Owner will bear all costs of the audit.

            (b) Agent will require such accounting firm to prepare any tax returns and statements which must be filed in connection with the ownership, operation or maintenance of the Property. Agent will submit the returns and statements to Owner for its approval prior to filing and, once approved, will file the returns and statements in accordance with applicable Legal Requirements. Agent will use reasonably diligent efforts to require the Property's accountants to complete the Partnership tax returns for distribution to Owner's constituent partners within 60 days following the end of each Fiscal Year. Owner will bear all costs of preparing and filing the tax returns and statements.

            (c) Agent acknowledges that Metropolis Realty Trust, Inc., an indirect partner in Owner, intends to become a public reporting company under the Securities Exchange Act of 1934. Agent agrees to maintain the Property books and records in a manner and to use reasonably diligent efforts to require the Property accountants to prepare financial statements and reports to enable Metropolis Realty Trust, Inc. to file on a timely basis all documentation required to be filed by a public reporting company, including without limitation forms 10K, 10Q and 8K.


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      10.   Employees.

            (a) Agent will on Owner's behalf and for Owner's account employ, train and supervise such employees as are necessary for the operation and maintenance of the Property in accordance with this Agreement. All non-union employees will be employed by Agent on behalf of Owner; however, (i) Owner shall have the right to request Agent to replace any key on-site employees responsible for management of the Property and leasing of the Property (whether on-site or off-site), including, without limitation, all on-site property managers and all leasing agents, and (ii) Owner will reimburse Agent for all employee compensation paid to such employees identified on Exhibit A hereto in accordance with Section 6.2. Agent agrees to hire for Owner's account (and at Owner's expense) the building employees identified on Exhibit B hereto currently employed by 237 Park Avenue Associates, L.L.C. from whom Owner is acquiring the Property and, (i) subject to the provisions of the next sentence, to assume on behalf of Owner (and at Owner's expense) such party's labor agreements relating to union employees, and (ii) with respect to non-union employees, provide such employees (at Owner's expense) the same wages and vacation and severance accrual rules as are currently applicable to them (as provided in Exhibit C), such other benefits as are customarily provided by Agent to its comparable employees, and carry over such employees' accrued vacation and severance benefits. Owner shall be responsible for any obligations to such currently existing employees of 237 Park Avenue Associates LLC (both union or non-union) for accrued vacation through the date hereof and for any severance payments regardless of (i) when such employee is terminated or (ii) whether or not Agent terminates such employee, or the grounds for termination, unless such employee accepts employment with Agent or an affiliate of Agent on another project. In the event an employee is terminated at the Project for reasons unrelated to his job performance or personal character, Agent will use its good faith efforts to relocate such employee to another building under its management supervision. Agent and each employee who is responsible for handling any of Owner's funds will at all times be bonded by a fidelity bond (commercial blanket). Such bond shall provide coverage of at least $1,000,000. Agent will promptly deliver satisfactory evidence of such bond to Owner. Without limiting the generality of the foregoing, Agent will:

                   (i) provide such personnel as it deems necessary (subject to the approval of Owner) for the proper operation and maintenance of the Property so that the Building will be operated, maintained, and staffed on a full-time basis in a manner which will always at least equal the standard of care and services rendered by leading management companies performing the same type of services rendered for first class buildings in New York City. The number, duties and cost of all personnel for which Owner will compensate Agent pursuant to Section
                        6.2 shall be

                                    -13-
434110.1
                        provided in the Annual Budget. Subject to the provisions in this Section 3.10, the work performed by on-site employees shall be exclusively for the benefit of the Property unless otherwise indicated in the Annual Budget or otherwise agreed to by Owner in writing. Agent shall be solely responsible for supervising and coordinating, on behalf of Owner, all terms and conditions of employment for the employees, including obligations under any collective bargaining agreement or federal or state labor laws. In the event of any labor dispute affecting Agent's duties hereunder, Agent's obligation shall continue in full force and effect and, without reducing the said obligations of Agent, Agent shall make reasonable efforts to use supervisory personnel to continue Agent's services hereunder with minimal disruption under the circumstances. Agent agrees to keep Owner reasonably informed on any union-related negotiation or dispute.

                  (ii) provide a schedule of employees (in the format of Exhibit D --------- attached hereto and hereby made a part hereof) to be employed "on-site" in the direct management of the Property. Exhibit D (which may be revised annually or more --------- frequently, by a writing executed by the Owner and the Agent) shall include the number of employees and their title and salary range and shall also indicate which employees are bonded or are covered under the Agent's comprehensive crime insurance policy. The parties hereto agree that the services provided by any employee position listed on Exhibit D may be utilized for the Property as well --------- as any property owned by an affiliate of Owner and managed by Agent. However, the percentage of time dedicated by that position shall not be less than the percentage of that position's total annual compensation that is allocated to the Property in the then effective Annual Budget. The Owner and Agent agree that each Annual Budget shall specify, as to each employee position on Exhibit D, the percentage of that position's total annual --------- compensation that is to be allocated to the Property.

            (b) Agent, on behalf of Owner, will be responsible for the preparation of, and will timely file, all local, state and federal labor payroll tax reports and other similar reports, and will timely make payments of all withholding and other payroll taxes with respect to its employees in accordance with applicable Legal Requirements. Without in any way limiting the foregoing, Agent represents, warrants and agrees that

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



it will pay and/or deduct from the compensation of workers of the Property (whether union or non-union) all contributions, taxes and other payments or charges required to be paid by an employer with respect to the compensation paid, and to be paid, to its employees under the provisions of all applicable state unemployment insurance, disability benefits and withholding tax laws, the Federal Insurance Contributions Act, the Federal Unemployment Tax Act and the Internal Revenue Code of 1986, as amended, and will comply with all other local, state and federal laws, regulations and requirements applicable to union workers at the Property or affecting their compensation or conditions of employment or applicable to Agent for the performance of the services hereunder, including, without limitation, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Equal Employment Opportunity Act, the Fair Employment Practices Act, the Immigration Reform and Control Act of 1986, the Employee Retirement Income Security Act of 1974 and any labor union contract in effect.

      11. Tax Assessments and Condemnation. At Owner's request, Agent will render advice and assistance to Owner in connection with negotiating and prosecuting (a) any claims for the increase, abatement, reduction or refund of property taxes affecting the Property or the property known as 2 Broadway, and
(b) any awards for any public taking of any portion of the Property. Owner will reimburse Agent for Agent's out-of-pocket expenses incurred in connection with rendering such advice or assistance. Agent will not agree to the terms of any such real estate or condemnation settlement (relating to either the Property or 2 Broadway) without Owner's prior written approval.

      12. Improvements. Agent will supervise and coordinate all customary and ordinary capital improvements to the Property and will assist Owner in determining which improvements should be made to the Property. Without limiting the generality of the foregoing, Agent shall provide the associated supervision and direction for the installation of such improvements and alterations to a tenant's premises as may be required by the terms of any lease with such tenant and, at the cost and expense of such tenant or of Owner (as set forth in the lease or otherwise approved in writing by Owner in advance), provide the labor and materials, through contractors approved in writing by Owner or Owner's architect or consultant to perform such alterations and installations to a tenant's premises in the Property as are required by the terms of any lease with such tenant. Owner will reimburse Agent for Agent's out-of-pocket expenses incurred in connection with rendering such services.

      13. Consent to Tenant Alterations to Property. At no additional expense to Owner for the time dedicated to such work, Agent shall review tenant alterations and installations and may (subject to the next sentence) consent to and approve such alterations and installations provided for in the respective Leases of tenants, subject to compliance by the tenants with the terms and conditions of the applicable Leases and the conditions set forth below in this Section. With respect to the alterations and

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



installations not provided for by such Leases (and tenant alterations and installations contemplated in a Lease but for which the plans are not a part of such lease), Agent is authorized to consent to and approve such work provided:
(i) such alterations and improvements are made solely at tenant's expense (including any expenses incurred by Agent or Owner in connection with such work) and in accordance with all Legal Requirements and Insurance Requirements, (ii) such alterations and installations do not affect the basic structure or systems of the Property or interfere with other tenants and are not outside of the Tenant's demised premises (e.g., do not include roof installation), and (iii) unless Owner otherwise agrees in writing, tenant shall, at the expiration or termination of its Lease, be required to remove any such alterations and installations which involve a cost of removal greater than Twenty-Five Thousand Dollars ($25,000.00).

      14. Tenant Complaints and Requests. Agent will handle promptly all complaints and requests made by the tenants at the Property.

      15. Advertising; Public Relations. Not later than the date on which the initial Annual Budget is prepared, Agent will prepare for Owner's review and approval a Marketing Plan for the remaining portion of the Fiscal Year in which this Agreement is executed and delivered. Such Marketing Plan will include a strategy for advertising and marketing the leasing of space at the Property, including specific newspapers, trade journals, brochures, consultants and other appropriate media which the Agent recommends utilizing, and an estimated amount budgeted for each such use (which amount will also be included in the Annual Budget). The Marketing Plan, when approved in writing by Owner, shall form the basis on which the Property's leasing program will be marketed. Agent will prepare for Owner's review and approval a Marketing Plan for each ensuing Fiscal Year, together with and in the manner provided in Section 3.1 with respect to the Annual Budget. Agent shall implement, or supervise the implementation of, the leasing and marketing of the Property so long as it does so in accordance with a Marketing Plan and Annual Budget that has been approved by Owner.

      16. General Duties. In addition to the responsibilities set forth in this Article 3, Agent will perform all other services or activities incidental to the normal and professional operation by Agent of properties similar in type, character and quality to the Property. Agent shall: (a) assist in the review and preparation of leasing plans and programs and render assistance in presentations to prospective tenants, financing groups, governmental officials, civic and business groups and other persons and entities selected or designated by Owner,
(b) in the event of any refinancing of the Property, cooperate in all respects and in good faith with Owner and any lender having a security interest in or lien on the Property ("Lender"), including, without limitation, promptly upon notice from Owner, executing and delivering any and all such agreements and establishing and maintaining any and all such accounts as may be required by Lender in connection with the Property (including, without limitation,

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



"lock-box" accounts, whether held by Agent or Lender), provided that they do not materially modify Agent's rights, or materially expand Agent's obligations, under this Agreement or otherwise, or subject Agent to any personal liability. Agent shall comply with the requirements of any Lender brought to the attention of Agent by Owner regarding matters as budget and lease approvals, requisition procedures and other similar matters, and (c) use reasonable efforts to prevent the release of any Hazardous Materials on, under or at the Property, to immediately notify Owner when Agent is made aware of any such release, and to cooperate in Owner's efforts to remove and/or remediate any such release and, at Owner's request, to coordinate the removal of any Hazardous Materials discovered at the Property. For purposes of this Agreement, "Hazardous Material" means and includes any hazardous substance or any pollutant or contaminant defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect (collectively, the "Environmental Statutes").


                                   ARTICLE 4

                         BANK ACCOUNTS, DISBURSEMENTS

      1. Operating Account. Agent will establish and maintain the Operating Account. Agent will deposit all Gross Revenues and Excluded Proceeds (other than tenant security deposits, unless some are applied toward the payment of rent, additional rent or other charges due under the Leases) received by Agent with respect to the Property into the Operating Account. Except as otherwise provided herein, Agent will pay in a timely manner all expenses for the Property from the Operating Account to the extent that the expenses are contemplated in the Annual Budget, constitute Emergency Expenses or Non-Discretionary Expenses or are otherwise approved by Owner.

      2. Security Deposit Account. Agent will establish and maintain the Security Deposit Account in accordance with applicable Legal Requirements. Agent will deposit all security deposits received by Agent from tenants of the Property into the Security Deposit Account. Withdrawals from the Security Deposit Account may only be made by an authorized and bonded employee of Agent and may only be used to refund security deposits to tenants or cure defaults of tenants in accordance with their respective Leases. Any security deposits which are in the form of letters of credit, marketable instruments or other cash equivalents shall be held by Agent in safekeeping in a responsible and appropriate fashion.

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



      3.    Shortfalls; Advances.

            (a) If, at any time, the funds in the Operating Account are not sufficient to pay for any expenses of the Property (including the obligations of Owner hereunder), then Agent will promptly notify Owner of such anticipated shortfall.

            (b) Owner will bear all expenses of owning, operating and maintaining the Property, including Agent's expenses in connection with the performance of its responsibilities under this Agreement, and Agent will not be obligated to advance any of its own funds on behalf of Owner or otherwise incur any personal obligation for the account of Owner.

      4. Payments to Owner. Agent shall remit to Owner, within 15 days following the end of each fiscal quarter, all rents, receipts, revenues and other income from the Property remaining after payment of those items provided for under this Agreement, if any, in a manner as directed by Owner, with Agent retaining not less than $250,000 for working capital plus budgeted reserves.


                                   ARTICLE 5

                        MANAGEMENT AUTHORITY, CONTRACTS

      1. General Authority. (a) Agent will have the authority to enter into contracts and incur expenses on behalf of Owner for all goods, services and supplies necessary or advisable in connection with the operation and maintenance of the Property in accordance with this Agreement to the extent such expenses are contemplated in the Annual Budget, constitute Emergency Expenses or real estate taxes, utility charges or (in the event an approved Budget is not in effect and subject to the other limitations provided herein) other Non-Discretionary Expenses or are otherwise reasonably approved by Owner. Notwithstanding the foregoing, any such contract that requires annual payment(s) which total in excess of $250,000, or which has a term of more than one year, or which is with an affiliate of Agent, or which would cause any line item of the Annual Budget to be exceeded by more than a material variance, shall require the prior written consent of Owner. Together with Agent's request for consent to any such service contract, Agent shall deliver to Owner a copy of the proposed contract, a statement of the relationship, if any, between Agent (or the person or persons in control of Agent) and the party which will supply such goods or services under the proposed contract, and supporting analysis, if any.

            (b)   All service contracts shall, unless expressly approved by
Owner: (i) include a provision for cancellation thereof (without penalty) by Owner upon not more than 60 days' written notice, (ii) require that all contractors provide evidence of

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



insurance specified in paragraph (d) below, and (iii) if for work of a nature which would entitle the contractor to file a lien against the Property, include, unless waived by Owner, a provision requiring the contractor to provide lien waivers in accordance with the provisions of the New York Lien Law, in connection with work to be performed under the terms of the contract.

            (c) Agent shall require that each contractor engaged to perform any work at the Property deliver to Agent a Certificate of Insurance, evidencing insurance coverage maintained, at such contractor's expense, in no less than the following amounts: (i) Worker's Compensation -- statutory amount; (ii) Employer's Liability -- statutory amount; (iii) Comprehensive General Liability -- $1,000,000 combined single limit for personal injury and property damage; and
(iv) Automobile Liability -- $100,000/$300,000 single combined limit.

      2. Execution of Contracts. All contracts permitted under this Agreement may be signed by Agent as agent for Owner. Agent will disclose Owner's existence and identity to all third-party contractors. Agent will use reasonable efforts to have each contract include an exculpatory clause (similar to the clause set forth in Section 10.5(a)) limiting Owner's obligations under the contract to Owner's interest in the Property.

      3. Use of Counsel and Other Professionals. If Agent deems it necessary or desirable to retain attorneys, architects, accountants, engineers or other third-party professionals, then Agent may retain, on behalf of Owner and at Owner's expense, professionals selected from a list of professionals pre-approved by Owner or, if not on such list, with Owner's prior written consent.

      4. Limitation of Authority. Agent will not, without Owner's prior approval (a) convey, transfer, pledge or encumber any property or other asset of Owner, (b) institute or defend any lawsuits or other legal proceedings on behalf of Owner, (c) execute, amend or terminate any Leases, (d) obligate Owner for the payment of any fee or commission to any real estate agent or broker (other than Agent in accordance with this Agreement), or (e) borrow money in the name of Owner.

      5. Value of Goods, Services and Supplies. Agent will use reasonable efforts to ensure that the consideration paid for any goods, services or supplies obtained by Agent for the Property will not exceed the amount ordinarily paid for such goods, services or supplies for properties substantially similar to the Property. At Owner's request, Agent will procure competitive bids for the goods, services or supplies obtained by Agent for the Property. Owner understands, however, that with respect to procuring competitive bids, accepting services from the lowest bidder may not necessarily be in the best interest of Owner. Owner will be entitled to receive the benefit of all rebates, discounts or commissions obtained with respect to all goods, services and supplies of the Property.

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




      6. Contracts with Affiliates. Agent may contract with any of its Affiliates to provide goods, services or supplies under this Agreement so long as (a) Agent discloses the relationship to Owner, (b) the economic and material non-economic terms of the contract are reasonable and no more favorable than terms generally available from third parties of comparable experience providing a similar scope and quality of goods, services or supplies, (c) such contract otherwise conforms to the requirements of this Article 5, and (d) Owner has given its written approval of such contract.


                                   ARTICLE 6

                     COMPENSATION FOR MANAGEMENT SERVICES

      1. Management Fee. Owner will pay the Management Fee to Agent on or before the fifth (5th) business day of each calendar month, for its services in managing the Property for the immediately preceding calendar month. If this Agreement commences on a date other than the first day of a calendar month or if the term expires or is terminated on a day other than the last day of a calendar month, then the Management Fee will be prorated for such partial month on the basis of a thirty (30) day month.

      2.    Reimbursement. Owner will reimburse Agent, on or before the fifth
(5th) business day of each calendar month, for all reasonable out-of-pocket expenses incurred by Agent directly related to the performance of its responsibilities under this Agreement, to the extent set forth in the Annual Budget. Owner understands that Agent's out-of-pocket expenses with respect to the Property will include items such as (a) costs of preparing printed forms, notices, checks, stationary, envelopes and similar items, (b) telephone, telecopier and other communication expenses, (c) postage, delivery and photocopying costs, (d) entertainment expenses (including meals) where appropriate and reasonable (e.g., the cost of occasionally entertaining key building facility persons and tenants), (e) costs of advertising and engaging in promotional activities (including the preparation of brochures and other marketing materials) to the extent permitted herein, and (f) costs of insurance required to be maintained by Agent pursuant to Section 9.2 to the extent permitted therein. Owner will also reimburse Agent for (i) all compensation paid to on-site employees of Agent (such as base salaries, bonuses, medical benefits, retirement benefits, other fringe benefits, payroll taxes and any severance payments), (ii) the fair and equitable portion of such compensation paid to off-site employees of Agent working on matters relating to the Property to the extent provided in an Annual Budget approved by Owner, and (iii) all reasonable and customary placement fees incurred in connection with the hiring of employees of Agent working on matters relating to the Property (and subject to the prior approval of Owner). Agent will maintain reasonably detailed records documenting all reimbursable expenses. Owner shall have the right to audit such

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



records, on reasonable prior notice to Agent. Agent shall maintain such records, at the Property or at such other place as Agent and Owner may determine, for a period of not less than 4 years from the date of the incurrence of the respective fees to which they relate. The provisions of Section 6.1 and 6.2 will survive the expiration or earlier termination of this Agreement.

      3. Payment of Compensation. Agent may withdraw the Management Fee and the reimbursable expenses from the Operating Account as and when the Management Fee and the reimbursable expenses become due and payable in accordance with this Agreement.

                                   ARTICLE 7

                           LEASING RESPONSIBILITIES

      1. Leasing Efforts. (a) Agent will use reasonable efforts to lease space in the Property to desirable tenants upon terms and conditions reasonably acceptable to Owner. Owner will refer to Agent all offers or inquiries which are received by Owner with respect to leasing space in the Property.

            (b) The services to be performed by Agent as leasing agent shall include, but shall not be limited to, the following:

                   (i) Agent shall procure tenants for the Property and shall be responsible for the leasing of space and the renewal, extension and expansion of existing leases in the Property upon such terms and conditions as are specified by Owner; the conduct of all negotiations related thereto (subject to Owner's direction); and if requested by Owner arranging for the preparation of leases and other documents in form satisfactory to Owner and approved by Owner and its counsel (which shall be retained by and at the expense of Owner), including tending to the execution of such leases by tenants and delivery of such leases; provided, however, that Agent shall not have any lease executed without securing the prior written consent of Owner (which consent shall be in Owner's sole and absolute discretion). Agent shall not have the right to cancel, amend or accept the surrender of any lease or to consent to a sublease or assignment of a lease, except with the written consent of Owner. Agent shall use reasonable diligence to obtain and submit to Owner credit reports and other financial statements pertaining to prospective tenants to the extent available.

                  (ii) Agent shall acquire and maintain a thorough knowledge of the leasing market for space similar to that contained in the Property, prepare a leasing and marketing plan for the Property (which will include,

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



            without limitation, analysis of the Property's leasing activity, market absorption and projected leasing activities) and recommend pricing and marketing strategies for Owner's consideration.

            (c) Agent represents that it is a licensed real estate broker and all of its employees required to be licensed real estate brokers are so licensed and will remain so during the term of this Agreement.

      2. Advertisement. Agent will list and advertise the Property for rental by means of periodicals, signs, plans, brochures or other appropriate means in accordance with the Marketing Plan and Annual Budget. Agent shall not use Owner's name In any advertising or promotional material without Owner's express prior written approval in each instance unless provided for in an approved Marketing Plan. Advertising and promotional materials shall be prepared in full compliance with Federal, state and municipal laws, ordinances, regulations and orders. Any reasonable costs of printing leasing brochures and other promotional material shall be paid by Owner to the extent provided for in the Marketing Plan and Annual Budget and otherwise to the extent approved in writing by Owner as an over-budget expense. Agent shall use reasonable efforts to ascertain advertising and marketing programs being used by competing buildings, and shall utilize such information in developing the Marketing Plan for the Property.

      3. Outside Brokers. Owner acknowledges that Outside Brokers may be involved in the leasing of space at the Property. Agent will advise Owner of the involvement of any Outside Brokers in any pending transaction. In the event any Outside Broker is involved, Agent will use reasonable efforts to have each Outside Broker execute and deliver to Owner an Outside Broker's Commission Agreement, the form and substance of which shall be subject to Owner's approval. Agent will deliver a fully executed counterpart of the Outside Broker's Commission Agreement to Owner promptly upon the execution thereof.

      4. Reporting. Agent will provide Owner with monthly leasing activity reports in form and substance reasonably acceptable to Owner and Agent which shall include a description of prospective tenants contacted during the prior month.

      5. Leasing Guidelines. Not later than the date on which the initial Annual Budget is prepared, Agent will prepare for Owner's review and approval Leasing Guidelines for the remaining portion of the Fiscal Year in which this Agreement is executed and delivered. Such Leasing Guidelines will state proposed lease rates (gross) and concessions (i.e., free rent, tenant fit-out allowance) to ensure that the Property is competitive in the marketplace. The Leasing Guidelines, when approved in writing by Owner, shall form the basis on which the terms of proposed leases of space in the Property shall be negotiated. Agent will prepare for Owner's review and approval Leasing Guidelines for the ensuing Fiscal Year, together with and in the

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



manner provided in Section 3.1 with respect to the Annual Budget. If Owner and Agent fall to establish new Leasing Guidelines for any given Fiscal Year, then the Leasing Guidelines established for the immediately preceding Fiscal Year will continue in effect until Owner and Agent establish the new Leasing Guidelines. Agent shall update the Leasing Guidelines from time to time, upon Owner's request.

      6. Authority. Agent will have the authority to negotiate with prospective tenants on behalf of Owner so long as the terms thereof are substantially in accordance with the Leasing Guidelines. Agent will have no authority to enter into any Lease on behalf of Owner without Owner's prior consent. All Leases permitted under this Agreement may be signed by Agent as agent for Owner or, at Agent's request, by Owner.

      7. Conflicts of Interest. The parties acknowledge that Agent and certain of its Affiliates are the owners and/or managers of other properties located in New York City some of which properties may form part of the same leasing market (the "Leasing Market") (taking into account use, geographical location, rental rates and building facilities) as the Property. Accordingly, Agent agrees that, in the event that any then-existing tenant of the Property enters into negotiations for space (other than at the Property) within the Leasing Market which is owned or managed by Agent or its Affiliates, or with a prospective tenant which is considering both the Property and another property owned or managed by Agent or its Affiliates (and provided that Agent's senior leasing representative at the Property has actual knowledge that such event has occurred), Agent shall give Owner notice of Agent's intent to enter into such negotiations and Owner shall have the right to negotiate directly with such existing or prospective tenant of the Property.


                                   ARTICLE 8

                       COMPENSATION FOR LEASING SERVICES

      1. Leasing Commission. If and when a Lease is executed and delivered by a tenant and Owner pursuant to this Agreement (including any Lease entered into prior to the date of this Agreement where Agent materially participated in its negotiation), Owner will pay a Leasing Commission to Agent calculated in accordance with Exhibit E, subject to Section 8.5 below in the case where an Outside Broker is involved.

      2.    Limitations.

            (a) If a Lease provides that a tenant has the right to terminate the Lease at any time prior to the commencement of the term thereof, then, no Leasing Commission will be payable to Agent unless and until the commencement of the term of the Lease occurs. If a Lease involves a right of the tenant to cancel or terminate

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



after commencement of the term, the Leasing Commission will be based on the Fixed Rent through the date of such right and if the tenant fails to exercise such right the remainder of the Leasing Commission shall then be due calculated as if the remaining term were part of the initial Lease term.

            (b) If, for any reason, a Lease is not entered into between Owner and a prospective tenant of the Property, then no Leasing Commission will be earned by Agent.

      3. Renewals and Extensions. If a tenant exercises an option in the Lease to renew or extend the initial term of the Lease, then Owner will pay a Leasing Commission to Agent based on the Fixed Rent (determined in accordance with Exhibit E) payable during the renewal or extension term. Such Leasing Commission will be calculated at the rates set forth in Exhibit E at the percentage levels that would have applied if the renewal or extension period were part of the initial term of the Lease (e.g., if the initial term was 10 years and the renewal term is 5 years, the applicable rates would be for years 11-15). Notwithstanding the foregoing, if, in such event, a commission is payable to an Outside Broker upon such renewal or extension, then Owner will pay a leasing commission to such Outside Broker, and will pay to Agent a Leasing Commission equal to thirty-seven and one half percent (37.5%) of the Leasing Commission amount otherwise payable to Agent (were Agent the sole leasing agent) provided in accordance with the preceding sentence. If (i) an option or right is negotiated or (ii) a Lease, option or right is renegotiated and (iii) a renewal or extension is actually effectuated pursuant thereto, then Owner will pay a Leasing Commission to Agent (or 37.5% thereof if an Outside Broker is involved) based upon the new term of the Lease (as extended or renewed) calculated in accordance with Exhibit E as if it were a new Lease, but net of rent, if any, remaining under the Lease previously in effect with respect to the initial term in the case of an early renewal or extension amortized over the new term as extended.

      4. Additional Space. If, pursuant to or in connection with an option or right in the Lease, a tenant leases additional space at the Property, then Owner will pay a Leasing Commission to Agent (or 37.5% thereof if an Outside Broker is involved) based on the Fixed Rent payable during the expansion space term. Such Leasing Commission will be calculated at the rates set forth in Exhibit E at the percentage levels that would have applied if the additional space were part of the initial term of the Lease (e.g., if the initial term was 10 years and the additional space were acquired at the end of year 10 for a term of 5 years, the applicable rates would be for years 11-15). If an option or right to acquire additional space is negotiated or renegotiated, and then exercised, then Owner will pay a Leasing Commission to Agent (or 37.5% thereof if an Outside Broker is involved) calculated in accordance with Exhibit E as if the additional space were a new Lease.

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



      5. Outside Brokers. If an Outside Broker is entitled to a leasing commission in connection with the leasing of space at the Property, then Owner will pay a leasing commission to the Outside Broker pursuant to the Outside Broker's Commission Agreement and will pay to Agent a Leasing Commission equal to thirty-seven and one half percent (37.5%) of the Leasing Commission amount otherwise payable to Agent (were Agent the sole leasing agent) set forth in Exhibit E. Agent will advise Owner of the involvement of any Outside Broker.

      6.    Timing of Payments.

            (a) Owner will pay all Leasing Commissions earned by Agent in connection with the consummation of a new Lease in two (2) equal installments as follows: (i) fifty percent (50%) upon execution and delivery of the Lease, and
(ii) fifty percent (50%) upon the earlier of delivery of the demised premises to the tenant or the date tenant begins paying rent to Owner under the Lease.

            (b) Owner will pay all Leasing Commissions earned in connection with the renewal or extension of a Lease or the leasing of additional space (in each case pursuant to an option or right in the Lease) in the manner provided in paragraph (a) above.

            (c) The provisions of this Section 8.6 will survive the expiration or earlier termination of this Agreement.

            (d) The provisions of this Section 8.6 are subject to the provisions of Section 11.5(c).


                                   ARTICLE 9

                                   INSURANCE

      1.    Owner's Insurance.

            (a) Owner will maintain, or at Owner's written request, Agent, on behalf of Owner, will maintain in full force and effect during the term of this Agreement "All Risk" property coverage insuring the Property for its replacement costs and including coverage for expediting expense and rental insurance. The policy will (i) include a thirty (30) day notice of cancellation to Agent in the event of non-renewal, non-payment of premium or material change of terms, and
(ii) be maintained with an insurance company licensed to do business in the State and reasonably acceptable to Owner, Owner hereby agreeing to accept a Standard & Poor's rating of at least A-8. If Owner shall request Agent in writing to obtain such policy, Agent

                                    -25-
434110.1
shall have 45 days to obtain such policy or notify Owner that such policy cannot be obtained on terms more favorable than the existing policy.

            (b) Owner will maintain or, at Owner's written request, Agent, on behalf of Owner, will maintain in full force and effect during the term of this Agreement comprehensive general liability insurance (including broad form contractual, property damage and personal injury coverage) with a maximum deductible of Twenty- Five Thousand Dollars ($25,000) and a combined single limit of not less than Fifty Million Dollars ($50,000,000) per occurrence for bodily injury or death and third-party property damage. The policy will (i) name Agent as an additional insured party, (ii) include a thirty (30) day notice of cancellation to Agent in the event of non-renewal, non-payment of premium or material change of terms, and (iii) be maintained with an insurance company licensed to do business in the State and reasonably acceptable to Owner, Owner hereby agreeing to accept a Standard & Poor's rating of at least A-8. Insurance coverage may be carried under "blanket" policies, but in all events must be the primary coverage for Owner and Agent for all Claims relating to the Property. If Owner shall request Agent in writing to obtain such policy, Agent shall have 45 days to obtain such policy or to notify Owner that such policy cannot be obtained on terms more favorable than the existing policy.

            (c) Agent, on behalf of Owner, will provide Owner with certificates of insurance or other satisfactory documentation evidencing its compliance with the insurance requirements under this Agreement.

            (d) Notwithstanding the foregoing provisions of this Article 9, all insurance in respect of the Property obtained by Agent on behalf of Owner shall conform to the requirements of any mortgage encumbering the Property that has been brought to Agent's attention by Owner, the terms and provisions of which mortgage shall control in the event of any conflict between the insurance requirements set forth therein and the foregoing provisions of this Agreement.

      2.    Agent's Insurance.

            (a) Agent will maintain in full force and effect during the term of this Agreement the following insurance coverage for Property employees:

                   (i) Comprehensive crime coverage in the minimum amount of One Million Dollars ($1,000,000).

                  (ii) Worker's compensation insurance in such form, and in such amounts, as may be required by applicable Legal Requirements.


                                    -26-
434110.1

                  (iii) Non-Occupational disability insurance in such form, and in such amounts, as may be required by applicable Legal Requirements.

            (b) Agent's insurance policies will (i) include a thirty (30) day notice of cancellation to Owner in the event of non-renewal, non-payment of premium or material change of terms, (ii) be maintained with an insurance company licensed to do business in the State and reasonably acceptable to Owner,
(iii) shall provide for a maximum deductible not In excess of $25,000 and (iv) otherwise be reasonably acceptable to Owner in all other respects. Agent's insurance may be carried under "blanket" policies.

            (c) Agent will provide Owner with certificates of insurance or other satisfactory documentation evidencing Agent's compliance with its insurance requirements under this Agreement.

            (d) Owner shall not reimburse Agent for Agent's cost of such insurance or for any coverages Agent obtains for its own account other than workmen's compensation and non-occupational disability insurance for personnel working on the Property.

      3.    Agent's Duties in Case of Loss.

            (a) Agent will promptly notify Owner of any fire or other damage suffered with respect to the Property.

            (b) Agent will promptly notify Owner of any personal injury suffered or claimed to have been suffered by any Person with respect to the Property. Agent will also forward to Owner any summons, subpoenas or similar legal document served upon Agent with respect to any potential liability of Owner or Agent in connection with the Property.

            (c) Agent will promptly investigate and make a full written report of all damages or accidents relating to the Property and will submit such report to and otherwise cooperate with the insurance company representing Owner or Owner's mortgagee in connection therewith. Agent shall deliver a copy of any and all such reports to Owner.

            (d) Agent may settle Claims on account of damage or injury to the extent that the settlement is fully covered by insurance and does not expose Owner to criminal or civil penalties, including the execution of proofs of loss, the adjustment of losses, signing of receipts, and the collection of money, without joinder of Owner if the aggregate amount of such claim or series of claims equals or is less than One Hundred Thousand Dollars ($100,000). If the amount involved exceeds One Hundred

                                    -27-
434110.1

Thousand Dollars ($100,000), settlement of such claim shall be made only with Owner's knowledge and consent. The foregoing authority of Agent may be revoked by Owner to the extent inconsistent with any mortgage encumbering the Property.

      4. Waiver of Rights of Subrogation. All insurance policies required to be maintained under this Agreement will include a clause or endorsement providing that the insurer waives all rights of subrogation against Owner and Agent with respect to losses payable thereunder if and to the extent such clause or endorsement is available and can be obtained at a reasonable cost. Each of Owner and Agent waives all Claims against the other (and their Affiliates and respective partners, shareholders, directors, officers, employees and agents) for any loss or damage to the other's property to the extent of insurance coverage included in a standard "all-risk" form of property insurance. Agent shall not intentionally take any action (such as admission of liability), except as required by law, which reasonably would bar Owner from obtaining any protection afforded by any policy Owner may hold or which reasonably would prejudice Owner in its defense to a claim based on such loss, damage or injury.


                                  ARTICLE 10

                         INDEMNIFICATION, EXCULPATION

      1. Owner's lndemnity. OWNER WILL DEFEND, INDEMNIFY AND HOLD HARMLESS AGENT, ITS AFFILIATES AND THEIR RESPECTIVE PARTNERS, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM AND AGAINST ALL CLAIMS ARISING FROM OR IN ANY WAY CONNECTED WITH (A) THE PERFORMANCE OF AGENT'S OBLIGATIONS UNDER AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, (B) ANY OTHER ACTS PERFORMED BY AGENT AT THE DIRECTION OF OWNER, (C) THE BREACH OF THIS AGREEMENT BY OWNER, AND
(D) CLAIMS BROUGHT AGAINST AGENT FOR DISCRIMINATION ON THE GROUNDS OF RACE, COLOR, CREED, RELIGION, SEX, NATIONAL ORIGIN OR ANY OTHER BASIS ("DISCRIMINATION CLAIMS"), (E) OWNER'S FAILURE (OTHER THAN BY REASON OF AGENT'S DEFAULT UNDER THIS AGREEMENT) OR REFUSAL TO COMPLY WITH OR ABIDE BY ANY LEGAL REQUIREMENTS. IF, FOLLOWING A FINAL ADJUDICATION ON THE MERITS BY A COURT OF COMPETENT JURISDICTION, IT IS DETERMINED ("FINAL DETERMINATION") THAT ACTS OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT WERE PERMITTED OR SUFFERED BY AGENT, ITS PARTNERS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES OR AGENTS, OR (WITH RESPECT TO ANY DISCRIMINATION CLAIM) AGENT IS THE LOSING PARTY, THEN AGENT WILL BE RESPONSIBLE FOR THE AMOUNT OF THE CLAIM TO THE EXTENT THE CLAIM IS NOT OTHERWISE COVERED BY INSURANCE REQUIRED TO BE MAINTAINED BY OWNER OR AGENT ("AGENT INDEMNIFIED ACTS"). AGENT FURTHER AGREES TO REIMBURSE OWNER FOR COURT COSTS AND OTHER REASONABLE EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES, INCURRED

                                    -28-
434110.1

BY OWNER IN DEFENDING ANY ACTION BROUGHT AGAINST OWNER FOR INJURY OR DAMAGE CLAIMED TO HAVE BEEN SUFFERED AS A RESULT OF AGENT'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OR THAT OF ITS EMPLOYEES OR AGENTS, BUT ONLY IF THERE IS A FINAL DETERMINATION OF SUCH WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, OR THERE IS A FINAL DETERMINATION IN A DISCRIMINATION CLAIM WHERE AGENT IS THE LOSING PARTY.

      2. Agent's Indemnity. AGENT WILL DEFEND, INDEMNIFY AND HOLD HARMLESS OWNER, ITS AFFILIATES AND THEIR RESPECTIVE PARTNERS, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM AND AGAINST ALL CLAIMS ARISING FROM OR IN ANY WAY CONNECTED WITH (A) AGENT INDEMNIFIED ACTS, AND (B) THE BREACH BY AGENT OF ITS OBLIGATION HEREIN TO COMPLY WITH THE LEGAL REQUIREMENTS APPLICABLE TO PROPERTY EMPLOYEES.

      3. Waiver of Claims; Environmental Indemnity. AGENT SHALL NOT BE LIABLE OR ACCOUNTABLE, IN DAMAGES OR OTHERWISE, TO OWNER FOR ANY ACT PERFORMED OR FAILURE TO ACT BY IT IN GOOD FAITH AND WHICH DOES NOT CONSTITUTE FRAUD, BAD FAITH, GROSS NEGLIGENCE OR A BREACH OF THIS AGREEMENT BY AGENT. OWNER WILL ALSO DEFEND, INDEMNIFY AND HOLD HARMLESS AGENT, ITS AFFILIATES AND EACH OF THEIR RESPECTIVE PARTNERS, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM AND AGAINST ALL CLAIMS ARISING FROM OR IN ANY WAY CONNECTED WITH THE PRESENCE, RELEASE OR DISCHARGE OF ANY HAZARDOUS MATERIALS, HAZARDOUS SUBSTANCES, HAZARDOUS WASTES OR SIMILAR SUBSTANCES AFFECTING ALL OR ANY PORTION OF THE PROPERTY OR AFFECTING ANY LANDS, SURFACE WATERS, GROUND WATERS OR AIR SPACE ADJACENT TO OR IN THE VICINITY OF THE PROPERTY (WITHOUT REGARD TO THE SOURCE OR ORIGIN OF THE PRESENCE, RELEASE OR DISCHARGE OR THE OWNERSHIP OF THE PROPERTY AT THE TIME OF THE PRESENCE, RELEASE OR DISCHARGE), UNLESS (1) SUCH CLAIM ARISES FROM THE GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT OF AGENT, ITS AFFILIATES OR ANY OTHER RESPECTIVE PARTNERS, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES OR AGENT AND (2) THERE HAS BEEN A FINAL DETERMINATION OF SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      4.    Survival. The provisions of Section 10.1, Section 10.2 and Section
10.3 will survive the expiration or earlier termination of this Agreement.

      5.    Exculpation.

            (a) No direct or indirect partner or shareholder in or of Owner (and no officer, director, employee or agent of such partner or shareholder) will be personally liable for the performance of Owner's obligations under this Agreement. The liability of Owner for Owner's obligations under this Agreement will be limited to Owner's

                                    -29-
434110.1
interest in the Property and other assets and the proceeds thereof. A negative capital account of any partner will not be considered to be a partnership asset. Nothing in this Section 10.5(a) will affect the rights of Agent to seek appropriate relief against any Person to the extent that such Person misappropriates funds of Owner or commits fraud against Agent.

            (b) No direct or indirect partner or shareholder in or of Agent (and no officer, director, employee or agent of such partner or shareholder) will be personally liable for the performance of Agent's obligations under this Agreement. The liability of Agent for Agent's obligations under this Agreement will be limited to its partnership assets. A negative capital account of any partner will not be considered to be a partnership asset. Nothing in this
Section 10.5(b) will affect the rights of Owner to seek appropriate relief against any Person to the extent that such Person misappropriates funds of Owner or commits fraud against Owner.


                                  ARTICLE 11

                         TERM, EXPIRATION, TERMINATION

      1. Term. This Agreement will be effective as of the date set forth in the Preface of this Agreement and will continue in full force and effect until the second (2nd) anniversary of such date. At least 90 days prior to the expiration of the initial term of this Agreement, Owner and Agent shall discuss in good faith the renewal of the term of this Agreement beyond the initial term, provided that neither party shall be under any obligation to agree to any such renewal. If upon the expiration of the term of this Agreement Agent is still serving as managing and leasing agent for the Property and Owner has not notified Agent in writing that Agent shall no longer serve as managing and leasing agent for the Property (such notice to be provided at least 30 days prior to the expiration of such term), then this Agreement will automatically renew for additional consecutive 90 day terms on the same terms and conditions set forth in this Agreement until such time as Owner shall notify Agent in writing that Agent shall no longer serve as managing and leasing Agent for the Property (such notice to be provided at least 30 days prior to the expiration of such term). This Agreement may also be terminated by Owner on sixty (60) days' notice if the Property is either (a) sold by Owner or (b) refinanced by Owner pursuant to a securitized financing of the Property, provided that termination of this Agreement as a result of such financing shall only be effective if Agent is not approved by the rating agency participating in such financing. This Agreement is terminable only upon the conditions and in the manner provided for in this Article 11.


                                    -30-
434110.1

      2.    Owner's Rights of Termination.

            (a) If Agent breaches any of the payment obligations or other material terms of this Agreement, Owner will give Agent notice of such breach. If Agent fails to cure the breach within 10 business days, in the case of a monetary default, or, in the case of a non-monetary default, 30 days, after receiving such notice (provided that if any such non-monetary breach cannot by the exercise of diligent effort be cured within such 30 day period, the same shall be extended as long as reasonably necessary provided Agent is diligently prosecuting a cure but in no event longer than 120 days), Owner may terminate this Agreement upon notice to Agent.

            (b) If Agent or any principal of Agent intentionally misappropriates funds of Owner or commits fraud against Owner, then Owner may terminate this Agreement immediately upon notice to Agent.

            (c) If a petition in bankruptcy is filed by or against Agent and is not dismissed within 60 days, or a trustee, receiver or other custodian is appointed for a substantial part of Agent's assets and is not vacated within 60 days, or Agent makes an assignment for the benefit of its creditors, then Owner may terminate this Agreement upon notice to Agent.

            (d) If a controlling interest in Agent (i.e., any interest in Agent which includes the exclusive right to direct policy and make managerial decisions) shall be transferred, sold or otherwise conveyed to a party other than an Affiliate of Agent, then Owner may terminate this Agreement upon 30 days' notice to Agent; provided that Owner shall not be permitted to so terminate if, following such transfer of a controlling interest in Agent, one or more of the current senior management personnel of Agent shall continue to control the policy and managerial decisions of Agent.

            (e) If Nyprop, L.L.C. shall default on its agreement to purchase shares in Metropolis Realty Trust, Inc. ("MRT") pursuant to the Subscription Agreement between MRT and Nyprop, L.L.C., then Owner may terminate this Agreement upon 30 days' notice to Agent.

Notwithstanding any such notice of termination by Owner (under this Section 11.2) or Agent (under Section 11.3), Agent shall be and remain liable for the performance of its duties and other obligations hereunder through the date of termination and shall maintain all records, documents, property and files until the termination date.

      3.    Agent's Rights of Termination.

            (a) If Owner materially breaches any of the payment obligations or other material terms of this Agreement, Agent will give Owner notice of such breach. If Owner fails to cure the material breach within 30 days after receiving such notice

                                    -31-
434110.1

(provided that if any such non-monetary breach cannot by the exercise of diligent effort be cured within such 30 day period, the same shall be extended as long as reasonably necessary provided Owner's is diligently prosecuting a cure but in no event longer than 120 days), Agent may terminate this Agreement upon notice to Owner.

            (b) If Owner fails to provide sufficient funds on a consistent basis to operate and maintain the Property in a first class manner in accordance with this Agreement, then Agent may terminate this Agreement upon sixty (60) days' notice to Owner.

            (c) If a petition in bankruptcy is filed by or against Owner and is not dismissed within 60 days, or a trustee, receiver or other custodian Is appointed for a substantial part of Owner's assets and is not vacated within 60 days, or Owner makes an assignment for the benefit of its creditors, then Agent may terminate this Agreement upon notice to Owner.

      4.    Obligations Upon Expiration or Termination.

            (a) Upon the expiration or earlier termination of this Agreement, each party will promptly pay to the other party all amounts due and payable to that party under this Agreement. Within forty-five (45) days after any such termination, Agent shall deliver to Owner the financial statements required by
Section 3.8 for any periods not covered by such reports at the time of termination and a profit and loss statement for the fiscal year or portion thereof ending on the date of termination. Within thirty (30) days of the delivery of the final profit and loss statement and balance sheet, Owner shall approve or dispute the contents thereof and, provided that Agent has performed all of its obligations under this Section 11.4, shall make final payment of any unpaid fees owed to Agent under the terms of this Agreement, subject to offsets and defenses available to Owner and to resolution of any dispute to the extent that the amount of such fees would be affected thereby. Nothing contained herein is intended to nor shall it excuse the timely payment of fees due Agent under the terms of this Agreement. Owner and Agent agree to act in good faith and use reasonable efforts to resolve any dispute promptly so a final payment of fees can be made. Upon receipt of such payments neither party will have any further rights or obligations under this Agreement, except for those rights and obligations which expressly survive the expiration or earlier termination of this Agreement.

            (b) Upon the expiration or earlier termination of this Agreement, Agent will deliver to Owner (i) a final accounting reflecting the balance of income and expenses for the Property as of the date of expiration or termination, (ii) any balance of funds (including security deposits and advance rent) belonging to Owner which are then being held by Agent with respect to the Property, and (iii) all files, books, records, documents and other instruments relating to the ownership, operation and maintenance of the Property to the extent required to be maintained by Agent

                                    -32-
434110.1
pursuant to this Agreement and not previously delivered to Owner. In connection with the termination of this Agreement, Agent shall assign to Owner, to the extent same are assignable, all contracts and other agreements, if any, executed in the name of Agent, relating to the operation and maintenance of the Property.

            (c) Owner and Agent will use reasonable efforts to ensure an orderly transition of the operation and management of the Property and will perform their respective obligations under this Agreement until the expiration or effective date of the termination of this Agreement.

      5. Leasing Commissions. Upon the expiration or earlier termination of this Agreement, Owner will pay a Leasing Commission to Agent in the following instances:

            (a) If (i) Agent negotiates and delivers a proposed Lease to Owner for consideration prior to the expiration or termination of this Agreement, and
(ii) Owner and the tenant execute and deliver a Lease within six months after such expiration or termination.

            (b) If (i) a Lease is not presented to Owner prior to the expiration or termination of this Agreement, but Agent gives notice to Owner, within 10 days after such expiration or termination, of negotiations with a prospective tenant for specified premises within the ninety (90) day period immediately preceding the expiration or termination of this Agreement, and (ii) Owner and the prospective tenant execute a Lease for the specified premises within one hundred and eighty (180) days after the expiration or earlier termination of this Agreement.

            (c)   Any Leasing Commission, or portion thereof, that, pursuant to
Section 8.6, is otherwise due and payable upon the date tenant begins paying rent to Owner under the Lease shall instead be due and payable upon the expiration date or earlier termination of this Agreement.


                                  ARTICLE 12

                              GENERAL PROVISIONS

      1. Agent's Office. Owner will provide to, and maintain for, at no cost to Agent, (a) sufficient Agent office space and other space at the Property reasonably acceptable to Owner and Agent for the conduct of Agent's leasing and management services hereunder, and (b) all office machines, furniture, equipment, computers, cabling and supplies of all types and kinds which are reasonably required by Agent in order properly to perform its duties hereunder. Such space will be used solely by employees performing responsibilities under this Agreement. Owner will bear all reasonable costs of operating the space provided to Agent hereunder.

                                    -33-
434110.1

      2. No Discrimination. Neither Owner nor Agent will discriminate against any person on the grounds of race, color, creed, religion, sex, national origin or any other basis prohibited by applicable Legal Requirements with respect to any activity affecting the Property.

      3. Availability of Funds. Any obligation of Agent hereunder with respect to the Property requiring the expenditure of funds shall be subject to the condition that sufficient funds are then available in the Operating Account for the performance. of such obligation.

      4. ERISA. Owner represents and warrants to Agent that no portion of the Property constitutes plan assets of any employee benefit plan under the Employee Retirement Income Security Act of 1974 and does not constitute a tax favored plan under the Internal Revenue Code. Owner will defend, indemnify and hold harmless Agent, its Affiliates and their respective partners, shareholders, directors, officers, employees and agents from and against all Claims arising from or in any way connected with the breach of this representation or warranty by Owner.

      5. Notices. All notices, approvals, consents, elections or other communications under this Agreement must be in writing and may be (a) delivered personally, (b) delivered by a nationally recognized overnight courier, (c) mailed by registered or certified mail, postage prepaid, with return receipt requested, or (d) sent by telecopier (with written confirmation of the receipt of the telecopy) with the original to follow in the manner specified in clauses
(a)-(c) above, and addressed to the party at its address set forth below:

     if to Owner, to:

     1290 Partners, L.P.
     c/o Victor Capital Group, L.P. 885 Third Avenue
     New York, New York  10022
     Attention:  Mr. John R. Klopp

     with a copy to:

     Battle Fowler LLP
     75 East 55th Street
     New York, New York  10022
     Attention:  Kenneth J. Friedman, Esq.


                                    -34-
434110.1
     if to Agent, to:

     Tishman Speyer Properties, L.P.
     520 Madison Avenue
     New York, New York  10022
     Attention:  Director of Property Management

     with a copy to:

     Tishman Speyer Properties, L.P.
     520 Madison Avenue
     New York, New York  10022
     Attention:  General Counsel

or at such other address, as from time to time, supplied by a party to the others by like notice. Notices will be deemed to be received, if personally delivered, upon delivery, if sent by overnight courier, on the first (1st) business day after being sent, if sent by mail, on the date set forth on the return receipt, if sent by telecopier, on the date sent if confirmation of receipt shows delivery on or before 5:00 P.M., or on the next business day if confirmation of receipt shows delivery after 5:00 P.M. Each party shall be entitled to rely on all communications which purport to be on behalf of the other party and purport to be signed by an authorized party.

      6. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the respective successors and permitted assigns of Owner and Agent, but neither Owner nor Agent will have the right to assign its rights or obligations under this Agreement without the prior written consent of the other party and any attempted assignment, in the absence of such consent, will be void and of no effect; however, either party may, upon fifteen (15) days' prior notice to the other party, assign this Agreement to an Affiliate so long as the Affiliate executes and delivers to the other party an assumption agreement in form and substance reasonably satisfactory to the other party and provided that the assigning party shall not be released by or upon delivery of such executed assumption agreement.

      7. Attorneys' Fees. If any action or proceeding is instituted by one party against the other party with respect to this Agreement, the prevailing party in the action or proceeding will be entitled to receive from the non-prevailing party the reasonable attorneys' fees and expenses incurred by the prevailing party.

      8. Amendment. No purported amendment to or waiver of any term of this Agreement will be binding upon any party, or have any other force or effect in any respect, unless the same is in writing and signed by the party to be charged.


                                    -35-
434110.1

      9. State Law. This Agreement will be interpreted and enforced in accordance with the internal laws of the State without giving effect to the principles of conflicts of laws.

      10. Entire Agreement. All prior understandings and agreements between the parties with respect to the subject matter of this Agreement are merged in this Agreement. Neither party is relying upon any statement, covenant or representation made by any other party which is not embodied in this Agreement.

      11. No Waiver. No failure or delay of either party in the exercise of any right under this Agreement will be deemed to be a waiver of such right. No waiver by either party of any condition under this Agreement for its benefit or any breach under this Agreement will constitute a waiver of any other or further right or any other subsequent breach.

      12. Further Assurances. Each party will, from time to time, execute, acknowledge and deliver such further instruments, and perform such additional acts, and otherwise cooperate with the other party and be available to consult with the other party as the other party may reasonably request in order to (a) effectuate the intent of this Agreement and (b) facilitate Agent's expeditious performance of its obligations hereunder. Without limiting the foregoing, as promptly as practicable after execution hereof, Owner shall make available to Agent (to the extent Owner is in possession) (a) plans and specifications for the buildings and other structures and improvements at the Property so that Agent may be advised with respect to, and have knowledge of, the layout, construction, location, character, plan and operation of the elevators, escalators, lighting, heating, air conditioning, plumbing, electrical and other mechanical equipment at the Property; (b) copies of all guarantees given by contractors or subcontractors in connection with the construction and alteration of the Property; (c) copies of all Leases of space at the Property; (d) copies of all mortgages and ground leases affecting the Property; and (e) copies of all contracts relating to the maintenance and operation of the Property.

      13. Effectiveness of Agreement. This Agreement will not become effective unless and until it is executed and delivered by both Owner and Agent.

      14. No Third-Party Beneficiaries. This Agreement is entered into solely for the benefit of Owner and Agent. No other Person is intended to be a third-party beneficiary of this Agreement.

      15. Divisibility. If any article, section or exhibit of this Agreement is deemed illegal or unlawful, the same will be struck from this Agreement and all other articles, sections and exhibits will remain valid and in full force and effect.


                                    -36-
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



      16. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which will together constitute one instrument.

      17. Jury Trial Waiver. OWNER AND AGENT BOTH WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BOUGHT BY EITHER PARTY AGAINST THE OTHER WITH RESPECT TO THIS AGREEMENT.

      18. Brokers. Each party represents and warrants to the other party that the party has not retained any broker, finder or other commission or fee agent, and no such person has acted on its behalf in connection with the execution and delivery of this Agreement.

      19. Confidentiality; Publicity. The parties agree that no party hereto shall issue any press release or otherwise publicize or disclose the terms of this Agreement without the prior written approval of the other party, which approval shall not be unreasonably withheld. The foregoing shall not apply to disclosures made by a party in the course of normal reporting practices to its shareholders, and partners, or to lenders, attorneys, accountants and other consultants or as required by law. Agent will use reasonable efforts to hold confidential the terms and conditions of the leases and other agreements relating to the Property, together with all data obtained by Agent in connection with the Property.

      20. Remedies Cumulative. All rights or remedies in this Agreement specified and all other rights or remedies that the parties may have at law, in equity or otherwise upon breach of any term or condition in this Agreement contained upon the part of the other party to be performed, shall be distinct, separate and cumulative rights or remedies and no one of them, whether exercised by the non-defaulting party or not, shall be deemed to be in exclusion of any other right or remedy of such non-defaulting party. No term or condition of this Agreement shall be deemed to have been waived by either party unless such waiver be in writing and signed by such party.



                                    -37-
434110.1

      21. Asset Manager. Wherever any consent or approval by Owner shall be required by the terms and provisions of this Agreement, the same may be given by any asset manager of the Property engaged by Owner and which has been specifically identified in a written notice by Owner to Agent. Copies of any required notices or other communications hereunder (including, without limitation, copies of invoices, leases and financial statements and other reports) shall be delivered to such asset manager at the times and in the manner herein specified for such notices and communications to be given to Owner.

      THIS AGREEMENT has been executed and delivered by Owner and Agent as of the date first set forth above.

                                    OWNER:

                                    1290 PARTNERS, L.P.
                                    By: 1290 GP Corp., general partner

                                    By:
                                        Name: Lee S. Neibart
                                        Title:President

                                    AGENT:

                                    TISHMAN SPEYER PROPERTIES, L.P.

                                    By: Tishman Speyer Properties, Inc.,
                                        General Partner


                                        By:
                                              Name:
                                              Title:

      21. Asset Manager. Wherever any consent or approval by Owner shall be required by the terms and provisions of this Agreement, the same may be given by any asset manager of the Property engaged by Owner and which has been specifically identified in a written notice by Owner to Agent. Copies of any required notices or other communications hereunder (including, without limitation, copies of invoices, leases and financial statements and other reports) shall be delivered to such asset manager at the times and in the manner herein specified for such notices and communications to be given to Owner.


                                    -38-
434110.1

      THIS AGREEMENT has been executed and delivered by Owner and Agent as of the date first set forth above.


                                    OWNER:

                                    1290 PARTNERS, L.P.
                                    By: 1290 GP Corp., general partner

                                    By:
                                        Name:
                                        Title:

                                    AGENT:

                                    TISHMAN SPEYER PROPERTIES, L.P.

                                    By: Tishman Speyer Properties, Inc.,
                                        General Partner


                                        By:
                                              Name:
                                              Title:

                                    -39-
434110.1

                                  EXHIBIT "A"


                                INTERIM BUDGET

                                    -40-
434110.1

                               1290 AVENUE OF THE AMERICAS
                                          BUDGET
                       FOR THE PERIOD OCTOBER THROUGH DECEMBER 1996
                                     ('000's Omitted)

                                            Oct-96        Nov-96         Dec-96          Total
                                            ------        ------         ------          -----
REVENUE:
Base Rent                                     3,940         3,962          3,962          11,864
Electric                                        284           284            284             852
Escalations                                     187           187          1,102           1,476
Sales & Sundry                                   60            60             60             180
Parking                                           3             3              3               9
Other Income                                     75            75             75             225
Contingency                                     (44)          (44)           (53)           (141)
                                        -------------- -------------- -------------- --------------
TOTAL REVENUE                                 4,505         4,527          5,433          14,465
                                        -------------  -------------  -------------  -------------

EXPENSES:
Payroll                                         263           263            263             788
Cleaning                                        214           222            234             670
Repairs & Maintenance                           184           213            212             609
Rubbish/Waste                                    23            23             23              69
Steam                                            43            67            107             217
Electricity                                     682           432            326           1,441
Water                                            18            17             10              45
Miscellaneous                                    20            20             21              61
Professional Fees                                33            33             33              99
Insurance (Annual Premium Payment (1)           322             0              0             322
Property Management Fee                          68            68             81             217
Real Estate Taxes                                 0             0              0               0
                                        -------------  -------------  -------------  -------------
TOTAL EXPENSES                                1,870         1,358          1,311           4,538
                                        -------------  -------------  -------------  -------------

NET OPERATING INCOME                          2,635         3,169          4,122           9,927
                                        -------------  -------------  -------------  -------------

OTHER EXPENDITURES:
Commissions                                       0             0              0               0
Capital Projects (2)                            588         1,683          4,017           6,288
Other (3)                                       125             0              0             125
                                        -------------  -------------  -------------  -------------
TOTAL OTHER EXPENDITURES                        713         1,683          4,017           6,413

N.C.F. BEFORE DEBT SERVICE                    1,922         1,486            106           3,514
                                        =============  =============  =============  =============


NOTES:

(1) Insurance Estimates: See Summary Schedule for Details
---------------------------------------------------------------------------------------------------
(2) Summary of Capital Projects:
                                                      Oct.        Nov.         Dec.        Total
                                                      ----        ----         ----        -----
        Equitable (Punchlist & Blinds)                 160         20           40           220
                                 Lobby                 378        341          300         1,019
 Warner (LL Wk - Window Blinds & Film)                   0         15           75            90
             Warner (Tenant Allowance)                   0      1,122        3,367         4,489
                      Security Cameras                  50         50           50           150
Bank of New York (Removal & reconnect A/C                0          0           50            50
Elevator Upgrade (To obtain full-service contract)       0        135          135           270
                                                    --------  ----------   ----------     --------
                                 Total                   588    1,683        4,017         6,288
                                                    ========  ==========   ==========     ========
---------------------------------------------------------------------------------------------------
(3) Other.  Includes the one-time cost of the build-out of the management office.



                                    -41-
434110.1

                                  EXHIBIT "B"


                     LIST OF CURRENT AND PROPOSED STAFFING


[Exhibit B has been provided in a separate written instrument delivered by Agent to Owner]

                                    -42-
434110.1

                                  EXHIBIT "C"

                  TERMS OF EMPLOYMENT OF NON-UNION EMPLOYEES

                                    -43-
434110.1

                                   EXHIBIT C

                         [EMPLOYERS/LABOR AGREEMENTS]


                  Terms of Employment of Non- Union Employees



1. Vacation. An employee is entitled to ten days vacation each year, fifteen days after five years and 20 days after 10 years.

2. Holidays. The office is closed for nine major holidays and each employee is also entitled to three floating holidays.

3. Personal and Sick Days. Each employee is entitled to three personal days and ten paid sick days.

4. Termination/Severance Pay. In case of a termination for reasons other than malfeasance, an employee is to receive termination pay equal to one week's salary per full six months of employment up to five years. Above five years, severance pay is based on a scheduled number of weeks which can be increased at the discretion of the employer.

      The current accrued vacation and severance pay for non-union employees of 237 Park and 1290 Avenue of the Americas is set forth on the attached schedule.



      The following information is as of the date of commencement of the bankruptcy case for the Debtors and will be updated by Grantor at the Effective Date:



                                    -44-
434110.1


                           1290 AVENUE OF THE AMERICAS

                                  As of 10/4/96
--------------------------------------------------------------------------------------------------------------------------------
NAME            POSITION          WKLY. RATE   START DATE   TOT. VAC.     VAC. DUE     VAC. AMT.      SEV.          TERMIN.
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
MANAGEMENT NON UNION
--------------------------------------------------------------------------------------------------------------------------------
GRECO, J.       ASST. MANAGER      1154.56     10/3/83          20           61        14065.63    26554.88          0.00
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
TOTAL                              1154.56                                             14065.63    26554.88          0.00
--------------------------------------------------------------------------------------------------------------------------------
ELEVATOR R.A.B. CRAFT AGREEMENT
--------------------------------------------------------------------------------------------------------------------------------
MALONEY, J.     MECHANIC            758.40     6/6/92           10            5          758.40        0.00          0.00
--------------------------------------------------------------------------------------------------------------------------------
HOGAN, M.       MECHANIC            758.40     11/5/90          15            0            0.00        0.00        758.40
--------------------------------------------------------------------------------------------------------------------------------
ROCHE, J.       MECHANIC            979.20     7/9/84           15            5          979.20        0.00       1958.40
--------------------------------------------------------------------------------------------------------------------------------
DENNEHY, D.     MECHANIC            758.40     11/17/82         15           10         1516.80        0.00       2275.20
--------------------------------------------------------------------------------------------------------------------------------
LOONEY, M.      MECHANIC            902.00     5/16/88          15            5          902.00        0.00        902.00
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                              4156.40                                              4156.40        0.00       5894.00
--------------------------------------------------------------------------------------------------------------------------------
ENGINEERS UNION LOCAL 94
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
ALIPPI, R.      ENGINEER            826.40     8/69             25           15         2479.20    10743.20       8264.00
--------------------------------------------------------------------------------------------------------------------------------
BURGESS, W.     ENGINEER            817.60     1/3078           20            0            0.00    10628.80       5723.20
--------------------------------------------------------------------------------------------------------------------------------
CUMINALE, J.    ENGINEER            768.06     5/18/78          20            8         1230.53     9998.04       5383.56
--------------------------------------------------------------------------------------------------------------------------------
MCMORROW, W.    CHIEF              1066.12     6/6/83           15            5         1058.12    13729.56       3168.36
--------------------------------------------------------------------------------------------------------------------------------
KIERAN, K.      ASST. CHIEF         936.48     6/4/84           15            0            0.00    12174.24       2809.44
--------------------------------------------------------------------------------------------------------------------------------
RIORDAN, M.     ENGINEER            817.60     6/17/85          15            7         1144.54    10628.80       1635.20
--------------------------------------------------------------------------------------------------------------------------------
BILLINGS, J.    ENGINEER            638.40     2/23/87          15            0            0.00     8273.20        636.40
--------------------------------------------------------------------------------------------------------------------------------
COURT, C.       ENGINEER            817.60     2/8/87           15            5          817.60    10628.80        817.60
--------------------------------------------------------------------------------------------------------------------------------
KENNEDY, J.     ENGINEER            817.60     7/14/88          15           10         1635.20    10628.80        817.60
--------------------------------------------------------------------------------------------------------------------------------
O'BRIEN, J.     ENGINEER            769.06     2/20/93          10            7         1076.71     9996.04          0.00
--------------------------------------------------------------------------------------------------------------------------------
O'SULLIVAN, K.  HELPER              636.40     6/1/93           10            5          636.40     8273.20          0.00
--------------------------------------------------------------------------------------------------------------------------------
HUNT, S.        HELPER              636.40     6/9/94           10            0            0.00     8273.20          0.00
--------------------------------------------------------------------------------------------------------------------------------
HIRSCH, R.      HELPER              636.40     7/15/94          10            0            0.00     8273.20          0.00
--------------------------------------------------------------------------------------------------------------------------------
DIAZ, R.        HELPER              516.40     10/2/95           3            0            0.00     8713.20          0.00
--------------------------------------------------------------------------------------------------------------------------------
DUNN, N.        HELPER              516.40     7/10/96           0            0            0.00     8713.20          0.00
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
TOTAL                             11216.92                                             10078.10   130773.48      29255.36
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
BLDG. TOT.                        16527.88                                             28300.13   157328.36      35149.36
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
GRAND TOT                                                                            237305.73
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
NOTE: Union employees weekly rate is based on their hourly rate times 40 hours.
* Ed ?? is a joint employee of several properties.
--------------------------------------------------------------------------------------------------------------------------------


                                    -45-
434110.1

                                  EXHIBIT "D"

                  LIST OF ON-SITE DIRECT MANAGEMENT EMPLOYEES

    [Other information in Exhibit D has been provided in a separate written instrument delivered by Agent to Owner]


                                    -46-
434110.1

Exhibit "D" As of 10/4/96

Tishman Speyer Properties
Management Assignments
Each position is 100% allocable to its respective building

1290 Avenue of the Americas


 Name                                    Position
----------------------------------------------------------------------------

Robert H. Linder                         Property Manager
Jim Greco                                Asst. Prop. Manager
Siobhan Stack                            Office Manager
TBA                                      Secretary
Total













Staffing subject to change.

                                    -47-
434110.1

                                  EXHIBIT "E"

                              LEASING COMMISSIONS

Leasing Commissions will be computed by multiplying Fixed Rent by the following percentages, as appropriate, and adding together the results:

1.  For the 1st year of any Lease term                                 5%

2.  For the 2nd year                                                   4%

3.  For the 3rd year through and including the 5th year               3 1/2%

4.  For the 6th year through and including the 10th year              2 1/2%

5.  For the 21st year and each succeeding year thereafter              2%

6.  For the 21st year and each succeeding year thereafter              1%

                                    -48-
434110.1

                       MANAGEMENT AND LEASING AGREEMENT


                                    between


                              1290 PARTNERS, L.P.


                                                                         OWNER


                                      and


                       TISHMAN SPEYER PROPERTIES, L.P.,


                                                                         AGENT


                                   PROPERTY:

                1290 Avenue of the Americas, New York, New York

                                    -49-
434110.1

                               TABLE OF CONTENTS


                                                                          Page


ARTICLE 1     DEFINITIONS, INTERPRETATION..................................  1
    1.        Definitions..................................................  1
    2.        Interpretation...............................................  5

ARTICLE 2     APPOINTMENT, OTHER ACTIVITIES................................  6
    1.        Appointment..................................................  6
    2.        No Liability for Past Acts or Omissions......................  6
    3.        Other Activities.............................................  6

ARTICLE 3     MANAGEMENT RESPONSIBILITIES..................................  6
    1.        Submission of Budgets........................................  6
    2.        Adherence to Budgets.........................................  7
    3.        Emergency Expenses; Non-Discretionary Expenses...............  8
    4.        Operation, Maintenance and Repairs; Payments.................  8
    5.        Enforcement of Leases........................................  9
    6.        Compliance with Legal Requirements and Contracts.............  9
    7.        Books and Records............................................ 10
    9.        Annual Audit; Tax Returns.................................... 12
    10.       Employees.................................................... 13
    11.       Tax Assessments and Condemnation............................. 15
    12.       Improvements................................................. 15
    13.       Consent to Tenant Alterations to Property.................... 15
    14.       Tenant Complaints and Requests............................... 16
    15.       Advertising; Public Relations................................ 16
    16.       General Duties............................................... 16

ARTICLE 4     BANK ACCOUNTS, DISBURSEMENTS................................. 17
    1.        Operating Account............................................ 17
    3.        Shortfalls; Advances......................................... 18
    4.        Payments to Owner............................................ 18

ARTICLE 5     MANAGEMENT AUTHORITY, CONTRACTS.............................. 18
    1.        General Authority............................................ 18
    2.        Execution of Contracts....................................... 19
    3.        Use of Counsel and Other Professionals....................... 19
    4.        Limitation of Authority...................................... 19
    5.        Value of Goods, Services and Supplies........................ 19

ARTICLE 6     COMPENSATION FOR MANAGEMENT SERVICES......................... 20
    1.        Management Fee............................................... 20

ARTICLE 7     LEASING RESPONSIBILITIES..................................... 21
    1.        Leasing Efforts.............................................. 21
    2.        Advertisement................................................ 22
    3.        Outside Brokers.............................................. 22
    4.        Reporting.................................................... 22
    5.        Leasing Guidelines........................................... 22
    6.        Authority.................................................... 23
    7.        Conflicts of Interest........................................ 23

ARTICLE 8     COMPENSATION FOR LEASING SERVICES............................ 23
    1.        Leasing Commission........................................... 23
    2.        Limitations.................................................. 23
    3.        Renewals and Extensions...................................... 24
    4.        Additional Space............................................. 24
    5.        Outside Brokers.............................................. 25
    6.        Timing of Payments........................................... 25

ARTICLE 9     INSURANCE.................................................... 25
    1.        Owner's Insurance............................................ 25
    2.        Agent's Insurance............................................ 26
    3.        Agent's Duties in Case of Loss............................... 27
    4.        Waiver of Rights of Subrogation.............................. 28

ARTICLE 10        INDEMNIFICATION, EXCULPATION............................. 28
    1.        Owner's lndemnity............................................ 28
    2.        Agent's Indemnity............................................ 29
    3.        Waiver of Claims; Environmental Indemnity.................... 29
    4.        Survival..................................................... 29
    5.        Exculpation.................................................. 29

ARTICLE 11        TERM, EXPIRATION, TERMINATION............................ 30
    1.        Term......................................................... 30
    2.        Owner's Rights of Termination................................ 31
    3.        Agent's Rights of Termination................................ 31
    4.        Obligations Upon Expiration or Termination................... 32
    5.        Leasing Commissions.......................................... 33

ARTICLE 12        GENERAL PROVISIONS....................................... 33
    1.        Agent's Office............................................... 33
    2.        No Discrimination............................................ 34
    3.        Availability of Funds........................................ 34

    4.        ERISA........................................................ 34
    5.        Notices...................................................... 34
    6.        Successors and Assigns....................................... 35
    7.        Attorneys' Fees.............................................. 35
    8.        Amendment.................................................... 35
    9.        State Law.................................................... 36
    10.       Entire Agreement............................................. 36
    12.       Further Assurances........................................... 36
    13.       Effectiveness of Agreement................................... 36
    14.       No Third-Party Beneficiaries................................. 36
    15.       Divisibility................................................. 36
    16.       Counterparts................................................. 37
    17.       Jury Trial Waiver............................................ 37
    18.       Brokers...................................................... 37
    19.       Confidentiality; Publicity................................... 37
    20.       Remedies Cumulative.......................................... 37
    21.       Asset Manager................................................ 38
    21.       Asset Manager................................................ 38